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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Experts," "Summary Historical Financial Information" and "Selected Financial Information", and to the use of our reports dated February 12, 1997, except for Note 10, as to
which the date is          , 1997, in the Registration Statement (Form S-1 No.
333-14693) and related Prospectus of ARM Financial Group, Inc. dated          ,
1997.


Louisville, Kentucky


         , 1997



    The foregoing consent is in the form that will be signed upon completion of the recapitalization described in Note 10 to the consolidated financial statements.



                                           /s/ ERNST & YOUNG LLP



Louisville, Kentucky



March 25, 1997